CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee
Trigger Performance Leveraged Upside Securities due 2024	$1,550,000	$143.69

December 2021

Pricing Supplement No. 3,500
Registration Statement Nos. 333-250103; 333-250103-01
Dated December 22, 2021
Filed pursuant to Rule 424(b)(2)

Morgan Stanley Finance LLC

STRUCTURED INVESTMENTS

Opportunities in U.S. and International Equities

Trigger PLUS Based on the Value of the Worst Performing of the Dow Jones Industrial AverageSM and the ARK Innovation ETF due December 27, 2024

Trigger Performance Leveraged Upside SecuritiesSM

Fully and Unconditionally Guaranteed by Morgan Stanley

Principal at Risk Securities

The Trigger PLUS are unsecured obligations of Morgan Stanley Finance LLC (“MSFL”) and are fully and unconditionally guaranteed by Morgan Stanley. The Trigger PLUS will pay no interest, do not guarantee any return of principal at maturity and have the terms described in the accompanying product supplement for PLUS, index supplement and prospectus, as supplemented or modified by this document. The payment at maturity on the Trigger PLUS will be based on the value of the worst performing of the Dow Jones Industrial AverageSM and the ARK Innovation ETF. At maturity, if the final level of each underlying is greater than its respective initial level, investors will receive the stated principal amount of their investment plus leveraged upside performance of the worst performing underlying. If the final level of either of the underlyings is less than or equal to its respective initial level but the final level of each underlying is greater than or equal to its respective trigger level, investors will receive the stated principal amount of their investment. However, if the final level of either of the underlyings is less than its respective trigger level, investors will be negatively exposed to the full decline in the worst performing underlying and will lose 1% of the stated principal amount for every 1% of decline in the worst performing underlying, without any buffer. Investors may lose their entire initial investment in the Trigger PLUS. Because the payment at maturity of the Trigger PLUS is based on the worst performing of the underlyings, a decline in either of the underlyings beyond its respective trigger level will result in a significant loss of your investment even if the other underlying has appreciated or has not declined as much. The ARK Innovation ETF is actively managed and is subject to certain risks. Unlike a passively managed fund, an actively managed fund, such as the ARK Innovation ETF, does not attempt to track an index or other benchmark, and the investment decisions for an actively managed fund are instead made by its investment adviser. The Trigger PLUS are for investors who seek an equity-based return and who are willing to risk their principal, risk exposure to the worst performing of two underlyings and forgo current income in exchange for the upside leverage feature and the limited protection against loss that applies to a limited range of performance of the worst performing underlying, only if the final level of each underlying is greater than or equal to the respective trigger level. The Trigger PLUS are notes issued as part of MSFL’s Series A Global Medium-Term Notes program.

All payments are subject to our credit risk. If we default on our obligations, you could lose some or all of your investment. These Trigger PLUS are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.

FINAL TERMS
Issuer:	Morgan Stanley Finance LLC
Guarantor:	Morgan Stanley
Maturity date:	December 27, 2024
Underlyings:	The Dow Jones Industrial AverageSM (the “INDU Index”) and the ARK Innovation ETF (the “ARKK Shares” or the “underlying shares”)
Aggregate principal amount:	$1,550,000
Payment at maturity:

If the final level of each underlying is greater than its respective initial level,

$1,000 + ($1,000 × leverage factor × underlying percent change of the worst performing underlying)

If the final level of either of the underlyings is less than or equal to its respective initial level but the final level of each underlying is greater than or equal to its respective trigger level,

$1,000

If the final level of either of the underlyings is less than its respective trigger level,

$1,000 × underlying performance factor of the worst performing underlying

Under these circumstances, the payment at maturity will be less than the stated principal amount of $1,000, and will represent a loss of at least 10%, and possibly all, of your investment.

Underlying percent change:	With respect to each underlying, (final level – initial level) / initial level
Worst performing underlying:	The underlying with the lesser underlying percent change
Underlying performance factor:	With respect to each underlying, final level / initial level
Initial level:

With respect to the INDU Index, 35,753.89, which is the index closing value of such underlying on the pricing date

With respect to the ARKK Shares, $98.26, which is the closing price of such underlying on the pricing date

Final level:

With respect to the INDU Index, the index closing value of such underlying on the valuation date

With respect to the ARKK Shares, the closing price of such underlying on the valuation date times the relevant adjustment factor on such date

Valuation date:	December 23, 2024, subject to adjustment for non-index business days, non-trading days and certain market disruption events
Leverage factor:	270%
Adjustment factor:	With respect to the ARKK Shares, 1.0, subject to adjustment in the event of certain events affecting the ARKK Shares
Trigger level:	With respect to the INDU Index, 32,178.501, which is 90% of its initial level With respect to the ARKK Shares, $88.434, which is 90% of its initial level
Stated principal amount:	$1,000 per Trigger PLUS
Issue price:	$1,000 per Trigger PLUS
Pricing date:	December 22, 2021
Original issue date:	December 28, 2021 (4 business days after the pricing date)
CUSIP / ISIN:	61773HVR7 / US61773HVR73
Listing:	The Trigger PLUS will not be listed on any securities exchange.
Agent:	Morgan Stanley & Co. LLC (“MS & Co.”), a wholly owned subsidiary of Morgan Stanley and an affiliate of MSFL. See “Supplemental information regarding plan of distribution; conflicts of interest.”
Estimated value on the pricing date:	$941.40 per Trigger PLUS. See “Investment Summary” on page 2.
Commissions and issue price:	Price to public(1)	Agent’s commissions and fees(2)	Proceeds to us(3)
Per Trigger PLUS	$1,000	$7.50	$992.50
Total	$1,550,000	$11,625	$1,538,375

(1)The Trigger PLUS will be sold only to investors purchasing the Trigger PLUS in fee-based advisory accounts.

(2)MS & Co. expects to sell all of the Trigger PLUS that it purchases from us to an unaffiliated dealer at a price of $992.50 per Trigger PLUS, for further sale to certain fee-based advisory accounts at the price to public of $1,000 per Trigger PLUS. MS & Co. will not receive a sales commission with respect to the Trigger PLUS. See “Supplemental information regarding plan of distribution; conflicts of interest.” For additional information, see “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement for PLUS.

(3)See “Use of proceeds and hedging” on page 21.

The Trigger PLUS involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 6.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying product supplement, index supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Trigger PLUS are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement, index supplement and prospectus, each of which can be accessed via the hyperlinks below. Please also see “Additional Terms of the Trigger PLUS” and “Additional Information About the Trigger PLUS” at the end of this document.

References to “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Product Supplement for PLUS dated November 16, 2020   Index Supplement dated November 16, 2020

Prospectus dated November 16, 2020

Morgan Stanley Finance LLC

Trigger PLUS Based on the Value of the Worst Performing of the Dow Jones Industrial AverageSM and the ARK Innovation ETF due December 27, 2024

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Investment Summary

Trigger Performance Leveraged Upside Securities

Principal at Risk Securities

The Trigger PLUS Based on the Value of the Worst Performing of the Dow Jones Industrial AverageSM and the ARK Innovation ETF due December 27, 2024 (the “Trigger PLUS”) can be used:

￭As an alternative to direct exposure to the underlyings that enhances returns for any positive performance of the worst performing of two equity underlyings

￭To potentially outperform the worst performing of the Dow Jones Industrial AverageSM and the ARK Innovation ETF by taking advantage of the leverage factor, with no limitation on the appreciation potential

￭To provide limited protection against loss of principal in the event of a decline of the underlyings but only if the final level of each underlying is greater than or equal to the respective trigger level

If the final level of either of the underlyings is less than its respective trigger level, investors will be negatively exposed to the full amount of the percent decline in the worst performing underlying and will lose 1% of the stated principal amount for every 1% of decline in the worst performing underlying, without any buffer.

Maturity:	Approximately 3 years
Leverage factor:	270% (applicable only if the final level of each underlying is greater than its respective initial level).
Minimum payment at maturity:	None. Investors may lose their entire initial investment in the Trigger PLUS.
Trigger level:	With respect to each underlying, 90% of the initial level of such underlying
Coupon:	None
Listing:	The Trigger PLUS will not be listed on any securities exchange

The original issue price of each Trigger PLUS is $1,000. This price includes costs associated with issuing, selling, structuring and hedging the Trigger PLUS, which are borne by you, and, consequently, the estimated value of the Trigger PLUS on the pricing date is less than $1,000. We estimate that the value of each Trigger PLUS on the pricing date is $941.40.

What goes into the estimated value on the pricing date?

In valuing the Trigger PLUS on the pricing date, we take into account that the Trigger PLUS comprise both a debt component and a performance-based component linked to the underlyings. The estimated value of the Trigger PLUS is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlyings, instruments based on the underlyings, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the Trigger PLUS?

In determining the economic terms of the Trigger PLUS, including the leverage factor and the trigger levels, we use an internal funding rate, which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the Trigger PLUS would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the Trigger PLUS?

The price at which MS & Co. purchases the Trigger PLUS in the secondary market, absent changes in market conditions, including those related to the underlyings, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring and hedging the Trigger PLUS are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the Trigger PLUS in the secondary market, absent changes in market conditions, including those related to the underlyings, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the Trigger PLUS, and, if it once chooses to make a market, may cease doing so at any time.

December 2021 Page 2

Morgan Stanley Finance LLC

Trigger PLUS Based on the Value of the Worst Performing of the Dow Jones Industrial AverageSM and the ARK Innovation ETF due December 27, 2024

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Key Investment Rationale

The Trigger PLUS offer exposure to the worst performing of the underlyings. At maturity, if the final level of each underlying is greater than its respective initial level, investors will receive the stated principal amount of their investment plus leveraged upside performance of the worst performing underlying. If the final level of either of the underlyings is less than or equal to its respective initial level but the final level of each underlying is greater than or equal to its respective trigger level, investors will receive the stated principal amount of their investment. However, if the final level of either of the underlyings is less than its respective trigger level, investors will be negatively exposed to the full decline in the worst performing underlying and will lose 1% of the stated principal amount for every 1% of decline in the worst performing underlying, without any buffer. Investors may lose their entire initial investment in the Trigger PLUS. All payments on the Trigger PLUS are subject to our credit risk.

Leveraged Performance	The Trigger PLUS offer investors an opportunity to receive 270% of the positive return of the worst performing of the underlyings if each underlying has appreciated in value.
Trigger Feature

At maturity, even if the worst performing underlying has declined over the term of the Trigger PLUS, you will receive your stated principal amount but only if the final level of each underlying is greater than or equal to its respective trigger level.

Upside Scenario	Each underlying increases in value, and, at maturity, the Trigger PLUS redeem for the stated principal amount of $1,000 plus 270% of the underlying percent change of the worst performing underlying.
Par Scenario

The final level of either of the underlyings is less than or equal to its respective initial level but the final level of each underlying is greater than or equal to its respective trigger level. In this case, you receive the stated principal amount of $1,000 at maturity even though the worst performing underlying has depreciated.

Downside Scenario

The final level of either of the underlyings is less than its respective trigger level. In this case, the Trigger PLUS redeem for at least 10% less than the stated principal amount, and this decrease will be by an amount proportionate to the full decline in the value of the worst performing underlying over the term of the Trigger PLUS. Under these circumstances, the payment at maturity will be less than 90% of the stated principal amount per Trigger PLUS. For example, if the final level of the worst performing underlying is 70% less than its initial level, the Trigger PLUS will be redeemed at maturity for a loss of 70% of principal at $300, or 30% of the stated principal amount. There is no minimum payment at maturity on the Trigger PLUS, and you could lose your entire investment.

Because the payment at maturity of the Trigger PLUS is based on the worst performing of the underlyings, a decline in either of the underlyings beyond its respective trigger level will result in a significant loss of your investment even if the other underlying has appreciated or has not declined as much.

December 2021 Page 3

Morgan Stanley Finance LLC

Trigger PLUS Based on the Value of the Worst Performing of the Dow Jones Industrial AverageSM and the ARK Innovation ETF due December 27, 2024

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Hypothetical Examples

The following hypothetical examples illustrate how to calculate the payment at maturity on the Trigger PLUS. The following examples are for illustrative purposes only. The actual initial level and trigger level for each underlying are set forth on the cover of this document. Any payment at maturity on the Trigger PLUS is subject to our credit risk. The below examples are based on the following terms:

Stated principal amount:	$1,000 per Trigger PLUS
Leverage factor:	270%
Hypothetical initial level:	With respect to the INDU Index: 30,000 With respect to the ARKK Shares: $120.00
Hypothetical trigger level:	With respect to the INDU Index: 27,000 With respect to the ARKK Shares: $108.00

EXAMPLE 1: The final level of each underlying is greater than its respective initial level.

Final level		INDU Index: 33,000
ARKK Shares: $156.00
Underlying percent change		INDU Index: (33,000 – 30,000) / 30,000 = 10% ARKK Shares: ($156.00 – $120.00) / $120.00 = 30%
Payment at maturity	=	$1,000 + ($1,000 × leverage factor × underlying percent change of the worst performing underlying),
	=	$1,000 + ($1,000 × 270% × 10%)
	=	$1,270.00

In example 1, the final levels of the INDU Index and the ARKK Shares are greater than their initial levels. The INDU Index has appreciated by 10% while the ARKK Shares have appreciated by 30%. Therefore, investors receive at maturity the stated principal amount plus 270% of the appreciation of the worst performing underlying, which is the INDU Index in this example. Investors receive $1,270.00 per Trigger PLUS at maturity.

EXAMPLE 2: The final level of one underlying is greater than its respective initial level while the final level of the other underlying is less than its respective initial level but greater than its respective trigger level, and investors receive the stated principal amount.

Final level		INDU Index: 42,000
		ARKK Shares: $114.00
Underlying percent change		INDU Index: (42,000 – 30,000) / 30,000 = 40% ARKK Shares: ($114.00 – $120.00) / $120.00 = -5%
Payment at maturity	=	$1,000

In example 2, the final level of the INDU Index is greater than its respective initial levels, while the final level of the ARKK Shares is less than its respective initial level but greater than its respective trigger level. While the INDU Index has appreciated by 40%, the ARKK Shares have declined by 5%. Therefore, investors receive at maturity the stated principal amount of $1,000.

EXAMPLE 3: The final level of one underlying is greater than its respective initial level while the final level of the other underlying is less than its respective initial level and trigger level. Investors are therefore exposed to the decline in the worst performing underlying from its initial value.

December 2021 Page 4

Morgan Stanley Finance LLC

Trigger PLUS Based on the Value of the Worst Performing of the Dow Jones Industrial AverageSM and the ARK Innovation ETF due December 27, 2024

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Final level		INDU Index: 33,000
ARKK Shares: $48.00
Underlying percent change		INDU Index: (33,000 – 30,000) / 30,000 = 10% ARKK Shares: ($48.00 – $120.00) / $120.00 = -60%
Underlying performance factor		INDU Index: 33,000 / 30,000 = 110% ARKK Shares: $48.00 / $120.00 = 40%
Payment at maturity	=	$1,000 × underlying performance factor of the worst performing underlying
	=	$1,000 × 40%
	=	$400

In example 3, the final level of the INDU Index is greater than its respective initial level, while the final level of the ARKK Shares is less than its respective initial level and trigger level. While the INDU Index has appreciated by 10%, the ARKK Shares have declined by 60%. Therefore, investors are exposed to the negative performance of the ARKK Shares, which represent the worst performing underlying in this example, and receive a payment at maturity of $400 per Trigger PLUS. In this example, investors are exposed to the negative performance of the worst performing underlying even though the other underlying has appreciated in value by 10%, because the final level of each underlying is not greater than or equal to its respective trigger level.

EXAMPLE 4: The final level of each underlying is less than its respective trigger level.

Final level		INDU Index: 9,000
ARKK Shares: $42.00
Underlying percent change		INDU Index: (9,000 – 30,000) / 30,000 = -70% ARKK Shares: ($42.00 – $120.00) / $120.00 = -65%
Underlying performance factor		INDU Index: 9,000 / 30,000 = 30% ARKK Shares: $42.00 / $120.00 = 35%
Payment at maturity	=	$1,000 × (underlying performance factor of the worst performing underlying)
	=	$1,000 × 30%
	=	$300

In example 4, the final levels of the INDU Index and the ARKK Shares are less than their respective trigger levels. The INDU Index has declined by 70% while the ARKK Shares have declined by 65%. Therefore, investors are exposed to the negative performance of the INDU Index, which is the worst performing underlying in this example, and receive a payment at maturity of $300 per Trigger PLUS.

Because the payment at maturity of the Trigger PLUS is based on the worst performing of the underlyings, a decline in either of the underlyings beyond its respective trigger level will result in a significant loss of your investment even if the other underlying has appreciated or has not declined as much.

December 2021 Page 5

Morgan Stanley Finance LLC

Trigger PLUS Based on the Value of the Worst Performing of the Dow Jones Industrial AverageSM and the ARK Innovation ETF due December 27, 2024

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Risk Factors

This section describes the material risks relating to the Trigger PLUS. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement for PLUS, index supplement and prospectus. We also urge you to consult your investment, legal, tax, accounting and other advisers in connection with your investment in the Trigger PLUS.

Risks Relating to an Investment in the Trigger PLUS

￭The Trigger PLUS do not pay interest or guarantee the return of any principal. The terms of the Trigger PLUS differ from those of ordinary debt securities in that the Trigger PLUS do not pay interest or guarantee the payment of any principal amount at maturity. If the final level of either of the underlyings is less than its respective trigger level, the payment at maturity will be an amount in cash that is at least 10% less than the $1,000 stated principal amount of each Trigger PLUS, and this decrease will be by an amount proportionate to the full amount of the decline in the value of the worst performing underlying over the term of the Trigger PLUS, without any buffer. There is no minimum payment at maturity on the Trigger PLUS, and, accordingly, you could lose your entire initial investment in the Trigger PLUS.

￭The market price will be influenced by many unpredictable factors. Several factors will influence the value of the Trigger PLUS in the secondary market and the price at which MS & Co. may be willing to purchase or sell the Trigger PLUS in the secondary market, including the value, volatility and dividend yield of the underlyings, interest and yield rates, time remaining to maturity, geopolitical conditions and economic, financial, political and regulatory or judicial events and any actual or anticipated changes in our credit ratings or credit spreads. Generally, the longer the time remaining to maturity, the more the market price of the Trigger PLUS will be affected by the other factors described above. The levels of the underlyings may be, and have recently been, extremely volatile, and we can give you no assurance that the volatility will lessen. See “Dow Jones Industrial AverageSM Overview” and “ARK Innovation ETF Overview” below. You may receive less, and possibly significantly less, than the stated principal amount per Trigger PLUS if you try to sell your Trigger PLUS prior to maturity.

￭The Trigger PLUS are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the Trigger PLUS. You are dependent on our ability to pay all amounts due on the Trigger PLUS at maturity and therefore you are subject to our credit risk. If we default on our obligations under the Trigger PLUS, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the Trigger PLUS prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the Trigger PLUS.

￭As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

￭The amount payable on the Trigger PLUS is not linked to the values of the underlyings at any time other than the valuation date. The final level of each underlying will be based on the closing level of such underlying on the valuation date, subject to adjustment for non-index business days, non-trading days and certain market disruption events. Even if each underlying appreciates prior to the valuation date but the value of either of the underlyings drops by the valuation date to below its respective trigger level, the payment at maturity will be significantly less than it would

December 2021 Page 6

Morgan Stanley Finance LLC

Trigger PLUS Based on the Value of the Worst Performing of the Dow Jones Industrial AverageSM and the ARK Innovation ETF due December 27, 2024

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

have been had the payment at maturity been linked to the values of the underlyings prior to such drop. Although the actual values of the underlyings on the stated maturity date or at other times during the term of the Trigger PLUS may be higher than their respective trigger levels, the payment at maturity will be based solely on the closing levels on the valuation date.

￭Investing in the Trigger PLUS is not equivalent to investing in either of the underlyings or the stocks composing the underlyings. Investing in the Trigger PLUS is not equivalent to investing in either of the underlyings or the component stocks of the underlyings. As an investor in the Trigger PLUS, you will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to stocks that constitute the underlyings.

￭The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the Trigger PLUS in the original issue price reduce the economic terms of the Trigger PLUS, cause the estimated value of the Trigger PLUS to be less than the original issue price and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the Trigger PLUS in secondary market transactions will likely be significantly lower than the original issue price, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the original issue price and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the Trigger PLUS in the original issue price and the lower rate we are willing to pay as issuer make the economic terms of the Trigger PLUS less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the Trigger PLUS are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the Trigger PLUS in the secondary market, absent changes in market conditions, including those related to the underlyings, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

￭The estimated value of the Trigger PLUS is determined by reference to our pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the Trigger PLUS than those generated by others, including other dealers in the market, if they attempted to value the Trigger PLUS. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your Trigger PLUS in the secondary market (if any exists) at any time. The value of your Trigger PLUS at any time after the date of this document will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price will be influenced by many unpredictable factors” above.

￭The Trigger PLUS will not be listed on any securities exchange and secondary trading may be limited. The Trigger PLUS will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the Trigger PLUS. MS & Co. may, but is not obligated to, make a market in the Trigger PLUS and, if it once chooses to make a market, may cease doing so at any time. When it does make a market, it will generally do so for transactions of routine secondary market size at prices based on its estimate of the current value of the Trigger PLUS, taking into account its bid/offer spread, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that it will be able to resell the Trigger PLUS. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the Trigger PLUS easily. Since other broker-dealers may not participate significantly in the secondary market for the Trigger PLUS, the price at which you may be able to trade your Trigger PLUS is likely to depend on the price, if any, at which MS & Co. is willing to transact. If, at any time, MS & Co. were to cease making a market in the Trigger PLUS, it

December 2021 Page 7

Morgan Stanley Finance LLC

Trigger PLUS Based on the Value of the Worst Performing of the Dow Jones Industrial AverageSM and the ARK Innovation ETF due December 27, 2024

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

is likely that there would be no secondary market for the Trigger PLUS. Accordingly, you should be willing to hold your Trigger PLUS to maturity.

￭Hedging and trading activity by our affiliates could potentially adversely affect the value of the Trigger PLUS. One or more of our affiliates and/or third-party dealers expect to carry out hedging activities related to the Trigger PLUS (and to other instruments linked to any underlying), including taking positions in stocks constituting the underlyings or taking positions in the the ARKK Shares, futures and/or options contracts on the INDU Index, the ARKK Shares or their component stocks listed on major securities markets. As a result, these entities may be unwinding or adjusting hedge positions during the term of the Trigger PLUS, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the valuation date approaches. Some of our affiliates also trade the stocks that constitute the underlyings and other financial instruments related to the underlyings on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the pricing date could potentially increase the initial level of any underlying index, and, therefore, could increase the value at or above which such underlying index must close on the valuation date so that investors do not suffer a significant loss on their initial investment in the Trigger PLUS (depending also on the performance of the other underlying). Additionally, such hedging or trading activities during the term of the Trigger PLUS, including on the valuation date, could adversely affect the value of any underlying on the valuation date, and, accordingly, the amount of cash an investor will receive at maturity, if any (depending also on the performance of the other underlying).

￭The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the Trigger PLUS. As calculation agent, MS & Co. will determine the initial levels, the trigger levels and the final levels, including whether any underlying index has decreased to below its respective trigger level, and will calculate the amount of cash you receive at maturity, if any. Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events, whether to make any adjustments to the adjustment factors and the selection of a successor index or a successor fund with respect to the ARKK Shares or calculation of the index closing value of the INDU Index or the closing price of the ARKK Shares, as applicable, in the event of a market disruption event or discontinuance of an underlying. These potentially subjective determinations may adversely affect the payout to you at maturity, if any. For further information regarding these types of determinations, see “Description of PLUS—Postponement of Valuation Date(s),” “—Alternate Exchange Calculation in case of an Event of Default” and “—Calculation Agent and Calculations” in the accompanying product supplement. In addition, MS & Co. has determined the estimated value of the Trigger PLUS on the pricing date.

￭The U.S. federal income tax consequences of an investment in the Trigger PLUS are uncertain. Please read the discussion under “Additional Information—Tax considerations” in this document and the discussion under “United States Federal Taxation” in the accompanying product supplement for PLUS (together, the “Tax Disclosure Sections”) concerning the U.S. federal income tax consequences of an investment in the Trigger PLUS. As discussed in the Tax Disclosure Sections, there is a substantial risk that the “constructive ownership” rule could apply, in which case all or a portion of any long-term capital gain recognized by a U.S. Holder could be recharacterized as ordinary income and an interest charge could be imposed. If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative treatment, the timing and character of income on the Trigger PLUS might differ significantly from the tax treatment described in the Tax Disclosure Sections. For example, under one possible treatment, the IRS could seek to recharacterize the Trigger PLUS as debt instruments. In that event, U.S. Holders would be required to accrue into income original issue discount on the Trigger PLUS every year at a “comparable yield” determined at the time of issuance and recognize all income and gain in respect of the Trigger PLUS as ordinary income. The risk that financial instruments providing for buffers, triggers or similar downside protection features, such as the Trigger PLUS, would be recharacterized as debt is greater than the risk of recharacterization for comparable financial instruments that do not have such features. We do not plan to request a ruling from the IRS regarding the tax treatment of the Trigger PLUS, and the IRS or a court may not agree with the tax treatment described in the Tax Disclosure Sections.

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to

December 2021 Page 8

Morgan Stanley Finance LLC

Trigger PLUS Based on the Value of the Worst Performing of the Dow Jones Industrial AverageSM and the ARK Innovation ETF due December 27, 2024

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” rule, as discussed in this document. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Trigger PLUS, possibly with retroactive effect. Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the Trigger PLUS, including possible alternative treatments, the potential application of the constructive ownership rule, the issues presented by this notice and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Risks Relating to the Underlyings

￭You are exposed to the price risk of each of the underlyings. Your return on the Trigger PLUS it not linked to a basket consisting of each underlying. Rather, it will be based upon the independent performance of each of the underlyings. Unlike an instrument with a return linked to a basket of underlying assets, in which risk is mitigated and diversified among all the components of the basket, you will be exposed to the risks related to each of the underlyings. Poor performance by either of the underlyings over the term of the securities will negatively affect your return and will not be offset or mitigated by any positive performance by the other underlying. If either of the underlyings declines to below its respective trigger level as of the valuation date, you will be exposed to the negative performance of the worst performing underlying at maturity, and you will lose a significant portion or all of your investment, even if the other underlying has appreciated or has not declined as much. Accordingly, your investment is subject to the price risk of each of the underlyings.

￭Because the Trigger PLUS are linked to the performance of the worst performing underlying, you are exposed to greater risk of sustaining a significant loss on your investment than if the Trigger PLUS were linked to just one underlying. The risk that you will suffer a significant loss on your investment is greater if you invest in the Trigger PLUS as opposed to substantially similar securities that are linked to the performance of just one underlying. With two underlyings, it is more likely that either of the underlyings will decline to below its trigger level as of the valuation date than if the Trigger PLUS were linked to only one underlying. Therefore it is more likely that you will suffer a significant loss on your investment.

￭An investment in the Trigger PLUS is subject to risks associated with actively managed funds. One of the underlyings, the ARK Innovation ETF, is actively managed. Unlike a passively managed fund, an actively managed fund does not attempt to track an index or other benchmark, and the investment decisions for an actively managed fund are instead made by its investment adviser. The investment adviser of an actively managed fund may adopt a strategy or strategies that pose significantly greater risks than the indexing strategy that would have been employed by a passively managed fund. As an actively managed fund, the ARK Innovation ETF is subject to management risk. In managing an actively managed fund, the investment adviser of a fund applies investment strategies, techniques and analyses in making investment decisions for that fund, but there can be no guarantee that these actions will produce the intended results. The ability of the investment adviser to the ARKK Shares, ARK Investment Management LLC (the “Investment Adviser”), to potentially successfully implement the investment strategy of the ARKK Shares, and decisions made by the Investment Adviser pursuant to its investment strategy, will significantly influence the market price of the underlying shares and, consequently, the value of the Trigger PLUS.

￭Risks associated with disruptive innovation companies. The investment strategy of the ARKK Shares involves exposure to companies that the Investment Adviser determines to be consistent with the investment theme of disruptive innovation and technology. However, the companies selected by the Investment Adviser may not in fact do so. Companies that initially develop a novel technology may not be able to capitalize on that technology. Additionally, companies that develop disruptive technologies may face political or legal roadblocks from competitors, industry groups or local and national governments. These companies may also be exposed to risks applicable to sectors other than the

December 2021 Page 9

Morgan Stanley Finance LLC

Trigger PLUS Based on the Value of the Worst Performing of the Dow Jones Industrial AverageSM and the ARK Innovation ETF due December 27, 2024

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

disruptive innovation sector for which they are chosen, and the securities issued by these companies may underperform the securities of other companies that are primarily focused on a particular goal. The ARKK Shares may invest in companies that do not currently derive any revenue from disruptive innovations or technologies, and there is no assurance that any company will derive any revenue from disruptive innovations or technologies in the future. A disruptive innovation or technology may constitute a small portion of any company’s overall business. As a result, the success of a disruptive innovation or technology may not affect the value of the equity securities issued by that company.

￭An investment in the Trigger PLUS is subject to risks associated with small-capitalization and micro-capitalization companies. Some of the equity securities held by the ARKK Shares have been issued by companies with small-capitalization or micro-capitalization. These companies often have greater stock price volatility, lower trading volume and less liquidity than large-capitalization companies and therefore the ARKK Shares may be more volatile than a fund in which a greater percentage of the underlying components are issued by large-capitalization companies. Stock prices of small-capitalization and micro-capitalization companies are also more vulnerable than those of large-capitalization companies to adverse business and economic developments, and the stocks of small-capitalization and micro-capitalization companies may be thinly traded. In addition, small-capitalization and micro-capitalization companies are typically less well-established and less stable financially than large-capitalization companies and may depend on a small number of key personnel, making them more vulnerable to loss of personnel. Such companies tend to have smaller revenues, less diverse product lines, smaller shares of their product or service markets, fewer financial resources and less competitive strengths than large-capitalization companies and are more susceptible to adverse developments related to their products.

￭There are risks associated with investments in Trigger PLUS linked to the value of foreign (and especially emerging markets) equity securities. The ARKK Shares are linked to the value of foreign (and especially emerging markets) equity securities. Investments in securities linked to the value of foreign equity securities involve risks associated with the securities markets in those countries, including risks of volatility in those markets, governmental intervention in those markets and cross-shareholdings in companies in certain countries. Also, there is generally less publicly available information about foreign companies than about U.S. companies that are subject to the reporting requirements of the Securities and Exchange Commission, and foreign companies are subject to accounting, auditing and financial reporting standards and requirements different from those applicable to U.S. reporting companies. The prices of securities issued in foreign markets may be affected by political, economic, financial and social factors in those countries, or global regions, including changes in government, economic and fiscal policies and currency exchange laws. In addition, the stocks that are generally tracked by the ARKK Shares have been issued by companies in various emerging markets countries, which pose further risks in addition to the risks associated with investing in foreign equity markets generally. Countries with emerging markets may have relatively unstable governments, may present the risks of nationalization of businesses, restrictions on foreign ownership and prohibitions on the repatriation of assets, and may have less protection of property rights than more developed countries. The economies of countries with emerging markets may be based on only a few industries, may be highly vulnerable to changes in local or global trade conditions, and may suffer from extreme and volatile debt burdens or inflation rates. Local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times. Moreover, the economies in such countries may differ unfavorably from the economy in the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources, self-sufficiency and balance of payment positions between countries.

￭The Trigger PLUS are subject to risks relating to cryptocurrencies and related investments. The ARKK Shares may have exposure to cryptocurrencies, such as bitcoin, indirectly through investment funds, including through an investment in the Grayscale Bitcoin Trust (“GBTC”), a privately offered investment vehicle. Cryptocurrencies are digital assets and do not represent legal tender. Cryptocurrency generally operates without central authority or banks and is not backed by any government. Cryptocurrencies are susceptible to potential theft, loss, destruction and fraud. Cryptocurrency represents an emerging asset class, and regulation in the United States is still developing, including with respect to market integrity, anti-fraud, anti-manipulation, cybersecurity, surveillance and anti-money laundering. Federal, state and/or foreign governments may restrict the use and exchange of cryptocurrencies. The market prices of bitcoin and other cryptocurrencies have been subject to extreme fluctuations. Even when held indirectly, investment

December 2021 Page 10

Morgan Stanley Finance LLC

Trigger PLUS Based on the Value of the Worst Performing of the Dow Jones Industrial AverageSM and the ARK Innovation ETF due December 27, 2024

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

vehicles like GBTC may be affected by the high volatility associated with cryptocurrency exposure. Holding a privately offered investment vehicle in its portfolio may cause the ARKK Shares to trade at a discount to their net asset value. If cryptocurrency markets continue to be subject to sharp fluctuations, the ARKK Shares and the securities may be adversely affected. Cryptocurrency exchanges and other trading venues on which cryptocurrencies trade are relatively new and, in many cases, largely unregulated and may therefore be more exposed to fraud and failure than established, regulated exchanges for securities, derivatives and other currencies. Cryptocurrency exchanges may stop operating or may be permanently shut down due to fraud, technical glitches, hackers or malware, which may also affect the prices of cryptocurrencies. Events that negatively affect cryptocurrencies may negatively affect the performance of the ARKK Shares and the Trigger PLUS.

￭Adjustments to the INDU Index could adversely affect the value of the Trigger PLUS. The publisher of the INDU Index may add, delete or substitute the component stocks of such underlying or make other methodological changes that could change the value of such underlying. Any of these actions could adversely affect the value of the Trigger PLUS. The publisher of the INDU Index may also discontinue or suspend calculation or publication of such underlying at any time. In these circumstances, MS & Co., as the calculation agent, will have the sole discretion to substitute a successor index that is comparable to the discontinued index. MS & Co. could have an economic interest that is different than that of investors in the securities insofar as, for example, MS & Co. is permitted to consider indices that are calculated and published by MS & Co. or any of its affiliates. If MS & Co. determines that there is no appropriate successor index, the amount payable at maturity, if any, will be based on the value of such underlying, based on the closing prices of the stocks constituting such underlying at the time of such discontinuance, without rebalancing or substitution, computed by MS & Co. as calculation agent in accordance with the formula for calculating such underlying last in effect prior to such discontinuance, as compared to the relevant initial level (depending also on the performance of the other underlying).

￭The performance and market price of the ARKK Shares, particularly during periods of market volatility, may not correlate with the performance of the net asset value per share of the ARKK Shares. Because the underlying shares are traded on a securities exchange and are subject to market supply and investor demand, the market price of one share of the ARKK Shares may differ from the net asset value per share of the ARKK Shares. During periods of market volatility, securities underlying the ARKK Shares may be unavailable in the secondary market, market participants may be unable to calculate accurately the net asset value per share of the ARKK Shares and the liquidity of the ARKK Shares may be adversely affected. This kind of market volatility may also disrupt the ability of market participants to create and redeem the underlying shares. Further, market volatility may adversely affect, sometimes materially, the prices at which market participants are willing to buy and sell the underlying shares. As a result, under these circumstances, the market value of the ARKK Shares may vary substantially from the net asset value per share of the ARKK Shares. For all of the foregoing reasons, the performance of the ARKK Shares may not correlate with the net asset value per share of the ARKK Shares, which could materially and adversely affect the value of the Trigger PLUS in the secondary market and/or reduce any payment on the Trigger PLUS.

￭The antidilution adjustments the calculation agent is required to make do not cover every event that could affect the ARKK Shares. MS & Co., as calculation agent, will adjust the adjustment factor for certain events affecting the ARKK Shares. However, the calculation agent will not make an adjustment for every event that can affect the ARKK Shares. If an event occurs that does not require the calculation agent to adjust the adjustment factor, the market price of the Trigger PLUS may be materially and adversely affected.

December 2021 Page 11

Morgan Stanley Finance LLC

Trigger PLUS Based on the Value of the Worst Performing of the Dow Jones Industrial AverageSM and the ARK Innovation ETF due December 27, 2024

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Dow Jones Industrial AverageSM Overview

The Dow Jones Industrial AverageSM is a price-weighted index composed of 30 common stocks that is published by S&P Dow Jones Indices LLC, the marketing name and a licensed trademark of CME Group Inc., as representative of the broad market of U.S. industry. For additional information about the Dow Jones Industrial AverageSM, see the information set forth under “Dow Jones Industrial AverageSM” in the accompanying index supplement.

Information as of market close on December 22, 2021:

Bloomberg Ticker Symbol:	INDU
Current Index Value:	35,753.89
52 Weeks Ago:	30,015.51
52 Week High (on 11/8/2021):	36,432.22
52 Week Low (on 1/29/2021):	29,982.62

The following graph sets forth the daily closing values of the INDU Index for the period from January 1, 2016 through December 22, 2021. The related table sets forth the published high and low closing values, as well as end-of-quarter closing values, of the INDU Index for each quarter in the same period. The closing value of the INDU Index on December 22, 2021 was 35,753.89. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The INDU Index has at times experienced periods of high volatility, and you should not take the historical values of the INDU Index as an indication of its future performance.

INDU Index Daily Closing Values January 1, 2016 to December 22, 2021

December 2021 Page 12

Morgan Stanley Finance LLC

Trigger PLUS Based on the Value of the Worst Performing of the Dow Jones Industrial AverageSM and the ARK Innovation ETF due December 27, 2024

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Dow Jones Industrial AverageSM	High	Low	Period End
2016
First Quarter	17,716.66	15,660.18	17,685.09
Second Quarter	18,096.27	17,140.24	17,929.99
Third Quarter	18,636.05	17,840.62	18,308.15
Fourth Quarter	19,974.62	17,888.28	19,762.60
2017
First Quarter	21,115.55	19,732.40	20,663.22
Second Quarter	21,528.99	20,404.49	21,349.63
Third Quarter	22,412.59	21,320.04	22,405.09
Fourth Quarter	24,837.51	22,557.60	24,719.22
2018
First Quarter	26,616.71	23,533.20	24,103.11
Second Quarter	25,322.31	23,644.19	24,271.41
Third Quarter	26,743.50	24,174.82	26,458.31
Fourth Quarter	26,828.39	21,792.20	23,327.46
2019
First Quarter	26,091.95	22,686.22	25,928.68
Second Quarter	26,753.17	24,815.04	26,599.96
Third Quarter	27,359.16	25,479.42	26,916.83
Fourth Quarter	28,645.26	26,078.62	28,538.44
2020
First Quarter	29,551.42	18,591.93	21,917.16
Second Quarter	27,572.44	20,943.51	25,812.88
Third Quarter	29,100.50	25,706.09	27,781.70
Fourth Quarter	30,606.48	26,501.60	30,606.48
2021
First Quarter	33,171.37	29,982.62	32,981.55
Second Quarter	34,777.76	33,153.21	34,502.51
Third Quarter	35,625.40	33,843.92	33,843.92
Fourth Quarter (through December 22, 2021)	36,432.22	34,002.92	35,753.89

“Dow Jones,” “Dow Jones Industrial Average,” “Dow Jones Indexes” and “DJIA” are service marks of Dow Jones Trademark Holdings LLC. See “Dow Jones Industrial AverageSM” in the accompanying index supplement.

December 2021 Page 13

Morgan Stanley Finance LLC

Trigger PLUS Based on the Value of the Worst Performing of the Dow Jones Industrial AverageSM and the ARK Innovation ETF due December 27, 2024

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

ARK Innovation ETF Overview

The ARK Innovation ETF (the “Fund”) is an actively managed exchange-traded fund of ARK ETF Trust (the “Trust”), a registered investment company, that primarily invests in equity securities of U.S. and non-U.S. companies that are deemed to be consistent with the Fund’s investment theme of “disruptive innovation.” The Fund is managed by ARK Investment Management LLC (“ARK LLC”), the investment adviser to the Fund. As an actively managed fund, the Fund is subject to management risk. In managing the Fund, ARK LLC applies investment strategies, techniques and analyses in making investment decisions for the Fund, but there can be no guarantee that these actions will produce the intended results. The ability of ARK LLC to potentially successfully implement the Fund’s investment strategy, and decisions made by the ARK LLC pursuant to its investment strategy, will significantly influence the Fund’s performance.

The Fund will invest under normal circumstances at least 65% of its assets in equity securities of U.S. and non-U.S. companies that are deemed to be consistent with the Fund’s investment theme of disruptive innovation. ARK LLC defines “disruptive innovation” as the introduction of a technologically enabled new product or service that potentially changes the way the world works. ARK LLC believes that companies included within this theme are those that rely on or benefit from the development of new products or services, technological improvements and advancements in scientific research relating to the areas of genomics; innovation in automation and manufacturing, transportation, energy, artificial intelligence and materials; the increased use of shared technology, infrastructure and services; and technologies that make financial services more efficient. ARK LLC defines “genomics” as the study of genes and their functions, and related techniques (e.g., genomic sequencing).

Information provided to or filed with the Securities and Exchange Commission (the “Commission”) by the Trust pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 333-191019 and 811-22883, respectively, through the Commission’s website at www.sec.gov. In addition, information may be obtained from other publicly available sources. We make no representation or warranty as to the accuracy or completeness of such information.

Information as of market close on December 22, 2021:

Bloomberg Ticker Symbol:	ARKK UP
Current Share Price:	$98.26
52 Weeks Ago:	$135.05
52 Week High (on 2/12/2021):	$156.58
52 Week Low (on 12/16/2021):	$91.87

The following graph sets forth the daily closing prices of the ARKK Shares for the period from January 1, 2016 through December 22, 2021. The related table sets forth the published high and low closing prices, as well as end-of-quarter closing prices, of the ARKK Shares for each quarter in the same period. The closing price of the ARKK Shares on December 22, 2021 was $98.26. We obtained the information in the table below from Bloomberg Financial Markets, without independent verification. The ARKK Shares have at times experienced periods of high volatility, and you should not take the historical values of the ARKK Shares as an indication of future performance.

ARKK Shares Daily Closing Prices January 1, 2016 to December 22, 2021

December 2021 Page 14

Morgan Stanley Finance LLC

Trigger PLUS Based on the Value of the Worst Performing of the Dow Jones Industrial AverageSM and the ARK Innovation ETF due December 27, 2024

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

ARK Innovation ETF (CUSIP 00214Q104)	High ($)	Low ($)	Period End ($)
2016
First Quarter	20.17	14.78	19.13
Second Quarter	20.02	17.94	19.29
Third Quarter	22.18	19.19	22.18
Fourth Quarter	22.39	19.20	20.05
2017
First Quarter	23.96	20.44	23.96
Second Quarter	30.30	23.66	28.95
Third Quarter	34.36	28.40	34.29
Fourth Quarter	39.94	33.73	37.08
2018
First Quarter	44.98	38.10	39.07
Second Quarter	48.37	37.81	44.98
Third Quarter	49.70	43.60	47.34
Fourth Quarter	47.41	35.34	37.19
2019
First Quarter	48.07	36.19	46.73
Second Quarter	48.98	40.14	47.98
Third Quarter	49.92	42.64	42.89
Fourth Quarter	51.82	40.62	50.05
2020
First Quarter	60.37	34.69	44.00
Second Quarter	72.40	40.20	71.31
Third Quarter	97.21	73.50	92.00
Fourth Quarter	135.05	90.79	124.49
2021
First Quarter	156.58	110.26	119.95
Second Quarter	130.88	99.48	130.78
Third Quarter	129.16	109.72	110.53
Fourth Quarter (through December 22, 2021)	125.12	91.87	98.26

This document relates only to the Trigger PLUS referenced hereby and does not relate to the ARKK Shares. We have derived all disclosures contained in this document regarding the Trust from the publicly available documents described above. In connection with the offering of the Trigger PLUS, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the Trust. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the Trust is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the ARKK Shares (and therefore the price of the ARKK Shares at the time we priced the Trigger PLUS) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the Trust could affect the value received with respect to the Trigger PLUS and therefore the value of the Trigger PLUS.

Neither we nor any of our affiliates makes any representation to you as to the performance of the ARKK Shares.

December 2021 Page 15

Morgan Stanley Finance LLC

Trigger PLUS Based on the Value of the Worst Performing of the Dow Jones Industrial AverageSM and the ARK Innovation ETF due December 27, 2024

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

We and/or our affiliates may presently or from time to time engage in business with the Trust. In the course of such business, we and/or our affiliates may acquire non-public information with respect to the Trust, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the ARKK Shares. The statements in the preceding two sentences are not intended to affect the rights of investors in the Trigger PLUS under the securities laws. As a purchaser of the Trigger PLUS, you should undertake an independent investigation of the Trust as in your judgment is appropriate to make an informed decision with respect to an investment linked to the ARKK Shares.

December 2021 Page 16

Morgan Stanley Finance LLC

Trigger PLUS Based on the Value of the Worst Performing of the Dow Jones Industrial AverageSM and the ARK Innovation ETF due December 27, 2024

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Additional Terms of the Trigger PLUS

Please read this information in conjunction with the summary terms on the front cover of this document.

Additional Terms:
If the terms described herein are inconsistent with those described in the accompanying product supplement, index supplement or prospectus, the terms described herein shall control.
INDU index publisher:	S&P Dow Jones Indices LLC, or any successor thereof
Denominations:	$1,000 per Trigger PLUS and integral multiples thereof
Postponement of maturity date:

If the scheduled valuation date is not an index business day or a trading day, as applicable with respect to any underlying or if a market disruption event occurs with respect to any underlying on that day so that the valuation date is postponed and falls less than two business days prior to the scheduled maturity date, the maturity date of the Trigger PLUS will be postponed to the second business day following the latest valuation date as postponed with respect to any underlying.

Market disruption event:

Solely with respect to the ARKK Shares, the following replaces in its entirety the section entitled “Market Disruption Event” in the accompanying product supplement for PLUS:

Market disruption event means:

(i) the occurrence or existence of any of:

(a) a suspension, absence or material limitation of trading of the underlying shares on the primary market for the underlying shares for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session in such market; or

(b) a breakdown or failure in the price and trade reporting systems of the primary market for the underlying shares as a result of which the reported trading prices for the underlying shares during the last one-half hour preceding the close of the principal trading session in such market are materially inaccurate; or

(c) the suspension, absence or material limitation of trading on the primary market for trading in futures or options contracts related to the underlying shares, if available, during the one-half hour period preceding the close of the principal trading session in the applicable market, in each case as determined by the calculation agent in its sole discretion; and

(ii) a determination by the calculation agent in its sole discretion that any event described in clause (i) above materially interfered with our ability or the ability of any of our affiliates to unwind or adjust all or a material portion of the hedge position with respect to the Trigger PLUS.

For the purpose of determining whether a market disruption event has occurred with respect to the underlying shares: (1) a limitation on the hours or number of days of trading will not constitute a market disruption event if it results from an announced change in the regular business hours of the primary market, (2) a decision to permanently discontinue trading in the underlying shares or in the futures or options contract related to the underlying shares will not constitute a market disruption event, (3) a suspension of trading in futures or options contracts on the underlying shares by the primary securities market trading in such contracts by reason of (a) a price change exceeding limits set by such securities exchange or market, (b) an imbalance of orders relating to such contracts or (c) a disparity in bid and ask quotes relating to such contracts will constitute a suspension, absence or material limitation of trading in futures or options contracts related to the underlying shares and (4) a “suspension, absence or material limitation of trading” on the relevant exchange or primary market on which futures or options contracts related to the underlying shares are traded will

December 2021 Page 17

Morgan Stanley Finance LLC

Trigger PLUS Based on the Value of the Worst Performing of the Dow Jones Industrial AverageSM and the ARK Innovation ETF due December 27, 2024

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

not include any time when such securities market is itself closed for trading under ordinary circumstances. Regarding any permanent discontinuance of trading in the underlying shares, see “Discontinuance of the underlying shares; alteration of method of calculation” below.

Discontinuance of the underlying shares; alteration of method of calculation:

The following replaces in its entirety the section entitled “Discontinuance of Any ETF Shares and/or Share Underlying Index; Alteration of Method of Calculation” in the accompanying product supplement for PLUS:

If trading in the underlying shares on every applicable national securities exchange, on the OTC Bulletin Board and in the over-the-counter market is permanently discontinued or the ARK Innovation ETF is liquidated or otherwise terminated (a “discontinuance or liquidation event”), the calculation agent will, in its discretion, either (i) substitute an exchange-traded fund that the calculation agent determines, in its sole discretion, to be comparable to the discontinued Fund (the “successor fund”), after which any subsequent closing price for the underlying shares on any trading day following a discontinuance or liquidation event will be determined by reference to the published price of such successor fund at the regular weekday close of trading on such trading day, or (ii) accelerate the Trigger PLUS on the fifth business day following the date notice of such liquidation event is provided to holders of the underlying shares (the date of such notice, the “liquidation announcement date,” and the fifth business day following the liquidation announcement date, the “acceleration date”), after which the payment to you on the acceleration date will be equal to the fair market value of the Trigger PLUS on the trading day immediately following the liquidation announcement date, as determined by the calculation agent in its sole discretion based on its internal models, which will take into account the reasonable costs incurred by us or any of our affiliates in unwinding any related hedging arrangements.

Upon any selection by the calculation agent of a successor fund, the calculation agent will cause written notice thereof to be furnished to the trustee, to us and to the depositary, as holder of the Trigger PLUS, within three business days of such selection. We expect that such notice will be made available to you, as a beneficial owner of the Trigger PLUS, in accordance with the standard rules and procedures of the depositary and its direct and indirect participants.

Trustee:	The Bank of New York Mellon
Calculation agent:	MS & Co.
Issuer notice to registered security holders, the trustee and the depositary:

In the event that the maturity date is postponed due to postponement of the valuation date, the issuer shall give notice of such postponement and, once it has been determined, of the date to which the maturity date has been rescheduled (i) to each registered holder of the Trigger PLUS by mailing notice of such postponement by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (ii) to the trustee by facsimile confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (iii) to The Depository Trust Company (the “depositary”) by telephone or facsimile, confirmed by mailing such notice to the depositary by first class mail, postage prepaid. Any notice that is mailed to a registered holder of the Trigger PLUS in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered holder receives the notice. The issuer shall give such notice as promptly as possible, and in no case later than (i) with respect to notice of postponement of the maturity date, the business day immediately preceding the scheduled maturity date, and (ii) with respect to notice of the date to which the maturity date has been rescheduled, the business day immediately following the actual valuation date.

December 2021 Page 18

Morgan Stanley Finance LLC

Trigger PLUS Based on the Value of the Worst Performing of the Dow Jones Industrial AverageSM and the ARK Innovation ETF due December 27, 2024

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

The issuer shall, or shall cause the calculation agent to, (i) provide written notice to the trustee, on which notice the trustee may conclusively rely, and to the depositary of the amount of cash, if any, to be delivered with respect to the Trigger PLUS, on or prior to 10:30 a.m. (New York City time) on the business day preceding the maturity date, and (ii) deliver the aggregate cash amount due with respect to the Trigger PLUS, if any, to the trustee for delivery to the depositary, as holder of the Trigger PLUS, on the maturity date.

December 2021 Page 19

Morgan Stanley Finance LLC

Trigger PLUS Based on the Value of the Worst Performing of the Dow Jones Industrial AverageSM and the ARK Innovation ETF due December 27, 2024

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Additional Information About the Trigger PLUS

Additional Information:
Minimum ticketing size:	$1,000 / 1 Trigger PLUS
Tax considerations:

Although there is uncertainty regarding the U.S. federal income tax consequences of an investment in the Trigger PLUS due to the lack of governing authority, in the opinion of our counsel, Davis Polk & Wardwell LLP, under current law, and based on current market conditions, a Trigger PLUS should be treated as a single financial contract that is an “open transaction” for U.S. federal income tax purposes.

Assuming this treatment of the Trigger PLUS is respected and subject to the discussion in “United States Federal Taxation” in the accompanying product supplement for PLUS, the following U.S. federal income tax consequences should result based on current law:

￭A U.S. Holder should not be required to recognize taxable income over the term of the Trigger PLUS prior to settlement, other than pursuant to a sale or exchange.

￭Upon sale, exchange or settlement of the Trigger PLUS, a U.S. Holder should recognize gain or loss equal to the difference between the amount realized and the U.S. Holder’s tax basis in the Trigger PLUS. Subject to the discussion below concerning the potential application of the “constructive ownership” rule, such gain or loss should be long-term capital gain or loss if the investor has held the Trigger PLUS for more than one year, and short-term capital gain or loss otherwise.

Because the Trigger PLUS are linked to shares of an exchange-traded fund, although the matter is not clear, there is a substantial risk that an investment in the Trigger PLUS will be treated as a “constructive ownership transaction” under Section 1260 of the Internal Revenue Code of 1986, as amended (the “Code”). If this treatment applies, all or a portion of any long-term capital gain of the U.S. Holder in respect of the Trigger PLUS could be recharacterized as ordinary income (in which case an interest charge will be imposed). As a result of certain features of the Trigger PLUS, including the leveraged upside payment and the fact that the Trigger PLUS are linked to an index in addition to an exchange-traded fund, it is unclear how to calculate the amount of gain that would be recharacterized if an investment in the Trigger PLUS were treated as a constructive ownership transaction. Due to the lack of governing authority, our counsel is unable to opine as to whether or how Section 1260 of the Code applies to the Trigger PLUS. U.S. investors should read the section entitled “United States Federal Taxation—Tax Consequences to U.S. Holders—Possible Application of Section 1260 of the Code” in the accompanying product supplement for PLUS for additional information and consult their tax advisers regarding the potential application of the “constructive ownership” rule.

In 2007, the U.S. Treasury Department and the Internal Revenue Service (the “IRS”) released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” rule, as discussed above. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations

December 2021 Page 20

Morgan Stanley Finance LLC

Trigger PLUS Based on the Value of the Worst Performing of the Dow Jones Industrial AverageSM and the ARK Innovation ETF due December 27, 2024

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Trigger PLUS, possibly with retroactive effect.

As discussed in the accompanying product supplement for PLUS, Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% (or a lower applicable treaty rate) withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities (each, an “Underlying Security”). Subject to certain exceptions, Section 871(m) generally applies to securities that substantially replicate the economic performance of one or more Underlying Securities, as determined based on tests set forth in the applicable Treasury regulations (a “Specified Security”). However, pursuant to an IRS notice, Section 871(m) will not apply to securities issued before January 1, 2023 that do not have a delta of one with respect to any Underlying Security. Based on our determination that the Trigger PLUS do not have a delta of one with respect to any Underlying Security, our counsel is of the opinion that the Trigger PLUS should not be Specified Securities and, therefore, should not be subject to Section 871(m).

Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. If withholding is required, we will not be required to pay any additional amounts with respect to the amounts so withheld. You should consult your tax adviser regarding the potential application of Section 871(m) to the Trigger PLUS.

Both U.S. and non-U.S. investors considering an investment in the Trigger PLUS should read the discussion under “Risk Factors” in this document and the discussion under “United States Federal Taxation” in the accompanying product supplement for PLUS and consult their tax advisers regarding all aspects of the U.S. federal income tax consequences of an investment in the Trigger PLUS, including possible alternative treatments, the potential application of the constructive ownership rule, the issues presented by the aforementioned notice and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

The discussion in the preceding paragraphs under “Tax considerations” and the discussion contained in the section entitled “United States Federal Taxation” in the accompanying product supplement for PLUS, insofar as they purport to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, constitute the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of an investment in the Trigger PLUS.

Use of proceeds and hedging:

The proceeds from the sale of the Trigger PLUS will be used by us for general corporate purposes. We will receive, in aggregate, $1,000 per Trigger PLUS issued, because, when we enter into hedging transactions in order to meet our obligations under the Trigger PLUS, our hedging counterparty will reimburse the cost of the agent’s commissions. The costs of the Trigger PLUS borne by you and described on page 2 above comprise the agent’s commissions and the cost of issuing, structuring and hedging the Trigger PLUS.

On or prior to the pricing date, we expect to hedge our anticipated exposure in connection with the Trigger PLUS by entering into hedging transactions with our affiliates and/or third-party dealers. We expect our hedging counterparties to take positions in the ARKK Shares, in stocks constituting the INDU Index and in futures and/or options contracts on the INDU Index, the ARKK Shares or their component

December 2021 Page 21

Morgan Stanley Finance LLC

Trigger PLUS Based on the Value of the Worst Performing of the Dow Jones Industrial AverageSM and the ARK Innovation ETF due December 27, 2024

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

stocks listed on major securities markets, or positions in any other available securities or instruments that they may wish to use in connection with such hedging. Such purchase activity could potentially increase the level of any underlying on the pricing date, and therefore the level at or above which such underlying must close on the valuation date so that investors do not suffer a significant loss on their initial investment in the Trigger PLUS (depending also on the performance of the other underlying). In addition, through our affiliates, we are likely to modify our hedge position throughout the term of the Trigger PLUS, including on the valuation date, by purchasing and selling the ARKK Shares, the stocks constituting the underlyings, futures or options contracts on the INDU Index, the ARKK Shares or their component stocks listed on major securities markets or positions in any other available securities or instruments that we may wish to use in connection with such hedging activities. As a result, these entities may be unwinding or adjusting hedge positions during the term of the Trigger PLUS, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the valuation date approaches. We cannot give any assurance that our hedging activities will not affect the value of any underlying, and, therefore, adversely affect the value of the Trigger PLUS or the payment you will receive at maturity, if any (depending also on the performance of the other underlying). For further information on our use of proceeds and hedging, see “Use of Proceeds and Hedging” in the accompanying product supplement for PLUS.

Additional considerations:

Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the Trigger PLUS, either directly or indirectly.

Supplemental information regarding plan of distribution; conflicts of interest:

MS & Co. expects to sell all of the Trigger PLUS that it purchases from us to an unaffiliated dealer at a price of $992.50 per Trigger PLUS, for further sale to certain fee-based advisory accounts at the price to public of $1,000 per Trigger PLUS. MS & Co. will not receive a sales commission with respect to the Trigger PLUS.

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and it and other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the Trigger PLUS.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account. See “Plan of Distribution (Conflicts of Interest)” and “Use of Proceeds and Hedging” in the accompanying product supplement for PLUS.

Validity of the Trigger PLUS:

In the opinion of Davis Polk & Wardwell LLP, as special counsel to MSFL and Morgan Stanley, when the Trigger PLUS offered by this pricing supplement have been executed and issued by MSFL, authenticated by the trustee pursuant to the MSFL Senior Debt Indenture (as defined in the accompanying prospectus) and delivered against payment as contemplated herein, such Trigger PLUS will be valid and binding obligations of MSFL and the related guarantee will be a valid and binding obligation of Morgan Stanley, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to (i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above and (ii) any provision of the MSFL Senior Debt Indenture that purports to avoid

December 2021 Page 22

Morgan Stanley Finance LLC

Trigger PLUS Based on the Value of the Worst Performing of the Dow Jones Industrial AverageSM and the ARK Innovation ETF due December 27, 2024

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law by limiting the amount of Morgan Stanley’s obligation under the related guarantee. This opinion is given as of the date hereof and is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the MSFL Senior Debt Indenture and its authentication of the Trigger PLUS and the validity, binding nature and enforceability of the MSFL Senior Debt Indenture with respect to the trustee, all as stated in the letter of such counsel dated November 16, 2020, which is Exhibit 5-a to the Registration Statement on Form S-3 filed by Morgan Stanley on November 16, 2020.

Where you can find more information:

Morgan Stanley and MSFL have filed a registration statement (including a prospectus, as supplemented by the product supplement for PLUS and the index supplement) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. You should read the prospectus in that registration statement, the product supplement for PLUS, the index supplement and any other documents relating to this offering that Morgan Stanley and MSFL have filed with the SEC for more complete information about Morgan Stanley, MSFL and this offering. You may get these documents without cost by visiting EDGAR on the SEC web site at.www.sec.gov. Alternatively, Morgan Stanley or MSFL will arrange to send you the product supplement for PLUS, index supplement and prospectus if you so request by calling toll-free 800-584-6837.

You may access these documents on the SEC web site at.www.sec.gov.as follows:

Product Supplement for PLUS dated November 16, 2020

Index Supplement dated November 16, 2020

Prospectus dated November 16, 2020

Terms used but not defined in this document are defined in the product supplement for PLUS, in the index supplement or in the prospectus.

“Performance Leveraged Upside SecuritiesSM” and “PLUSSM” are our service marks.

December 2021 Page 23